                        CONSENT OF INDEPENDENT ACCOUNTS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-72565) pertaining to the CCBT Bancorp, Inc. Stock Option Plan of our report dated January 30, 1998, with respect to the 1997 and 1996 consolidated financial statements of Cape Cod Bank and Trust Company included in the Annual Report (Form 10-K) of CCBT Bancorp, Inc. for the year ended December 31, 1998.



                                            /s/ Ernst & Young LLP

Boston, Massachusetts
March 19, 1999